Exhibit 99.1

GUILD HOLDINGS COMPANY REPORTS FOURTH QUARTER AND
FULL YEAR 2021 RESULTS

- Reported Originations of $9 Billion and $37 Billion in the Fourth Quarter and Full Year 2021, Respectively -
- Servicing Portfolio UPB up 18% Year-over-Year to $71 Billion -
- Net Income of $42 Million and $284 Million in the Fourth Quarter and Full Year 2021, Respectively -
- Fourth Quarter Adjusted Net Income and Adjusted EBITDA of $22 Million and $39 Million, Respectively -
- Diluted EPS of $0.69 and $4.67 for the Fourth Quarter and Full Year 2021, Respectively -
- Adjusted EPS of $0.37 and $4.27 for the Fourth Quarter and Full Year 2021, Respectively -
- Paid $1.00 Special Cash Dividend Per Share in the Fourth Quarter -

SAN DIEGO, California March 10, 2022 – Guild Holdings Company (NYSE: GHLD) (“Guild” or the “Company”), a growth-oriented mortgage company that employs a relationship-based loan sourcing strategy to execute on its mission of delivering the promise of homeownership, today announced results for the fourth quarter and full year ended December 31, 2021.

Fourth Quarter 2021 Year-Over-Year Highlights
•Total in-house originations of $8.8 billion compared to $10.6 billion
•Servicing portfolio Unpaid Principal Balance up 18% year-over-year to $70.9 billion
•Net revenue of $343.1 million compared to $454.2 million
•Net income of $42.2 million compared to $78.8 million
•Purchase originations represented $5.5 billion, or 62% of overall loan volume
•Adjusted net income and Adjusted EBITDA totaled $22.3 million and $38.6 million, respectively
•Return on equity of 18.2% and adjusted return on equity of 9.6%

Full Year 2021 Highlights
•Total in-house originations of $36.8 billion, up 5% from 2020
•Net revenue of $1.6 billion, consistent with 2020
•Net income of $283.8 million compared to $370.6 million in 2020
•Purchase originations represented $20.1 billion, or 54.6% of overall volume
•Adjusted net income and Adjusted EBITDA totaled $258.5 million and $366.2 million, respectively
•Return on equity of 34.3% and adjusted return on equity of 31.2%

“I am pleased with the results Guild delivered during the fourth quarter and full year of 2021 despite a more challenging second half of the year for our industry,” said Mary Ann McGarry, Chief Executive Officer. “In originations, we funded $37 billion of mortgage loans last year at higher gain on sale margins relative to those typically generated in the wholesale or correspondent channels. Much of our resiliency can be attributed to our purchase-focused mortgage business that sets us apart, as well as industry volumes increasingly shifting toward purchase loans. Furthermore, our differentiated retail distribution platform continues to deliver superior client service in our mission to create customers for life. This was reinforced by our recent J.D. Power award for Highest in Customer Satisfaction with Primary Mortgage Origination in the U.S. in its 2021 study.

“Our servicing business delivered strong growth in unpaid principal balance and related revenue and earnings contributions during the fourth quarter and full year, partially offsetting some of the declines in originations. Our scale-enabled servicing platform strengthens client retention and recapture rates. It provides recurring revenue and cash flows that act as a natural hedge to our originations business, with the underlying value of our mortgage servicing rights (MSR) assets on balance sheet trending higher during periods of rising interest rates.

“I believe Guild remains well positioned to drive sustainable and profitable growth through our highly differentiated platform and business model. Finally, I want to thank each of our more than 5,000 employees for their continued hard work and dedication. Their ongoing efforts have enabled us to maintain strong relationships with all of our customers, which remains key to driving steady growth across the ongoing cycles in our industry.”

Fourth Quarter Results:
•Originated 62% of closed loan origination volume from purchase business, compared to the Mortgage Bankers Association average of 47%
•Gain on sale margins on originations of 347 bps
•Gain on sale margins on pull-through adjusted locked volume of 394 bps
•UPB of servicing portfolio grew 18% in 2021 to $71 billion
•Refinance recapture rate of 61%

Fourth Quarter and Full Year Summary
Please refer to “Key Performance Indicators” and “GAAP to Non-GAAP Reconciliations” elsewhere in this release for a description of the key performance indicators and definitions of the non-GAAP measures and reconciliations to the nearest comparable financial measures calculated and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

($ amounts in millions, except per share amounts)	4Q’21	4Q’20	%∆	YTD’21	YTD’20	%∆
Total in-house originations	$8,835.3	$10,580.2	(16)%	$36,808.7	$35,185.5	5%
Gain on sale margin on originations (bps)	347	436	(20)%	402	500	(20)%
Gain on sale margin on pull-through adjusted locked volume	394	482	(18)%	417	449	(7)%
UPB of servicing portfolio (period end)	$70,938.6	$59,969.7	18%	$70,938.6	$59,969.7	18%
Net revenue	$343.1	$454.2	(24)%	$1,576.3	$1,622.0	(3)%
Total expenses	$281.1	$352.6	(20)%	$1,189.4	$1,128.0	5%
Net income	$42.2	$78.8	(46)%	$283.8	$370.6	(23)%
Return on equity	18.2%	44.3%	(59)%	34.3%	64.9%	(47)%
Adjusted net income	$22.3	$90.7	(75)%	$258.5	$523.8	(51)%
Adjusted EBITDA	$38.6	$121.2	(68)%	$366.2	$714.3	(49)%
Adjusted return on equity	9.6%	50.3%	(81)%	31.2%	91.7%	(66)%
Earnings per share	$0.69	$1.31	(47)%	$4.69	$6.18	(24)%
Diluted earnings per share	$0.69	$1.31	(48)%	$4.67	$6.17	(24)%
Adjusted earnings per share	$0.37	$1.51	(76)%	$4.27	$8.73	(51)%
Fourth Quarter Origination Segment Results
Origination segment net income declined to $53.4 million from $154.5 million driven primarily by the decline in gain on sale margin and origination volumes. Gain on sale margins on originations declined approximately 20% year-over-year to 347 bps. Gain on sale margins on pull-through adjusted locked volume decreased 18% year-over-year to 394 bps, but up 3% compared to 381 bps for the third quarter of 2021. Total pull-through adjusted locked volume in the fourth quarter was $7.8 billion a decrease from $10.4 billion in the third quarter of 2021. The segment’s expenses decreased 18% to $253.8 million compared to $309.1 million in the prior-year quarter primarily due to a decrease in origination volume of 16%.

($ amounts in millions)	4Q’21	4Q’20	%∆	YTD’21	YTD’20	%∆
Total in-house originations	$8,835.3	$10,580.2	(16)%	$36,808.7	$35,185.5	5%
In-house originations # (000’s)	29	37	(22)%	124	125	(1)%
Net revenue	$307.2	$463.6	(34)%	$1,485.0	$1,767.5	(16)%
Total expenses	$253.8	$309.1	(18)%	$1,092.3	$1,002.2	9%
Net income allocated to origination	$53.4	$154.5	(65)%	$392.8	$765.3	(49)%

Fourth Quarter Servicing Segment Results
Net income attributed to the servicing segment was $27.3 million compared to a loss of $24.5 million in the prior-year quarter. The Company’s in-house servicing portfolio grew 18% year-over-year to $70.9 billion, with loan servicing and other fees growing 18% to $51.7 million. Guild retained servicing rights of 80% for total loans sold in the fourth quarter of 2021.

Net revenue totaled $37.5 million compared to a negative $8.0 million in the prior-year quarter due to adjustments to the fair value of the Company’s mortgage servicing rights. In the fourth quarter of 2021, fair value adjustments totaled a loss of $17.0 million, compared to a loss of $50.5 million in the prior-year quarter. Guild recaptured 61% of refinance volumes as new originations, which aligns with the Company’s synergistic business model. Servicing expenses were down 38% year-over-year primarily due to an increase in our foreclosure loss reserve in the fourth quarter of 2020 in anticipation of increased foreclosures in 2021 from COVID 19, which ultimately came in lower than anticipated.

As of December 31, 2021, approximately 1.1% of the loans in the Company’s servicing portfolio had elected the forbearance option compared to an industry average of 1.4%, as reported by the Mortgage Bankers Association.

($ amounts in millions)	4Q’21	4Q’20	%∆	YTD’21	YTD’20	%∆
UPB of servicing portfolio (period end)	$70,938.6	$59,969.7	18%	$70,938.6	$59,969.7	18%
# Loans serviced (000’s) (period end)	301	271	11%	301	271	11%
Loan servicing and other fees	$51.7	$43.8	18%	$194.8	$160.2	22%
Valuation adjustment of MSRs	($17.0)	($50.5)	66%	($101.6)	($296.3)	66%
Net revenue	$37.5	($8.0)	570%	$97.5	($137.7)	171%
Total expenses	$10.2	$16.5	(38%)	$41.8	$46.3	(10)%
Net income (loss) allocated to servicing	$27.3	($24.5)	211%	$55.6	($184.0)	130%
Balance Sheet and Liquidity Highlights
The Company’s operating cash position was $243.1 million at December 31, 2021. The Company’s unutilized loan funding capacity represented $1.5 billion, while the unutilized Mortgage Servicing Rights line of credit was $61.1 million, based on total committed amounts and borrowing base limitations.

(in millions)	December 31, 2021	December 31, 2020
Cash and cash equivalents	$243.1	$334.6
Mortgage servicing rights, net	$675.3	$447.0
Warehouse lines of credit	$1,927.5	$2,143.4
Notes payable	$250.2	$145.8
Total stockholders’ equity	$920.0	$736.0

Webcast and Conference Call
The Company will host a webcast and conference call on Thursday, March 10, 2022 at 5 p.m. Eastern Time to discuss the Company’s results for the fourth quarter and full year ended December 31, 2021.

The conference call will be available on the Company's website at https://ir.guildmortgage.com/. To listen to a live broadcast, go to the site at least 15 minutes prior to the scheduled start time in order to register. The conference call can also be accessed by the following dial-in information:

•1-877-407-0789 (Domestic)
•1-201-689-8562 (International)

A replay of the call will be available on the Company's website at https://ir.guildmortgage.com/ approximately two hours after the live call through March 24, 2022. The replay is also available by dialing 1-844-512-2921 (United States) or 1-412-317-6671 (international). The replay pin number is 13727490.
About Guild Holdings Company
Founded in 1960 when the modern U.S. mortgage industry was just forming, Guild Holdings Company is a nationally recognized independent mortgage lender providing residential mortgage products and local in-house origination and servicing. Guild’s collaborative culture and commitment to diversity and inclusion enable it to deliver a personalized experience for each customer. With more than 5,000 employees and over 250 retail branches, Guild has relationships with credit unions, community banks, and other financial institutions and services loans in 49 states and the District of Columbia. Guild’s highly trained loan professionals are experienced in government-sponsored programs such as FHA, VA, USDA, down payment assistance programs and other specialized loan programs. Its shares of Class A common stock trade on the New York Stock Exchange under the symbol GHLD.

Contacts
Investors: investors@guildmortgage.net 858-956-5130 Media: Melissa Rue Nuffer, Smith, Tucker mkr@nstpr.com 619-296-0605 Ext. 247

Forward-Looking Statements

This press release contains forward-looking statements, including statements about future profitability. These forward-looking statements reflect our current views with respect to, among other things, future events and our financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “would” and “outlook,” or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. These forward-looking statements are not historical facts and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements.

Important factors that could cause our actual results to differ materially from those indicated in these forward-looking statements include, but are not limited to, the following: any disruptions in the secondary home loan market and their effects on our ability to sell the loans that we originate; any changes in certain U.S. government-sponsored entities and government agencies, including Federal National Mortgage Association, the Federal Home Loan Mortgage Corporation, Government National Mortgage Association, the Federal Housing Administration, the United States Department of Agriculture Rural Development and the United States Department of Veteran’s Affairs, or their current roles; the effects of any termination of our servicing rights; any changes in macro-economic conditions and in U.S. residential real estate market conditions, including changes in prevailing interest rates or monetary policies; the effects of our existing and future indebtedness on our liquidity and our ability to operate our business; any failure in our risk management strategies to mitigate market risk exposure; the effects of the ongoing COVID-19 pandemic; any failure to maintain or grow our historical referral relationships with our referral partners; any delays in recovering service advances; our inability to attract, integrate and retain qualified personnel; inaccuracies in the estimates of the fair value of the substantial portion of our assets that are measured on that basis (including our mortgage servicing rights, or “MSRs”); the costs of potential litigation and claims; any failure to maintain, adapt, and improve the technological infrastructure that supports our origination and servicing platform; any failure to continue the historical levels of growth in our market share in the mortgage origination and servicing industry; any decline in our ability to recapture loans from borrowers who refinance; our failure to identify, develop and integrate acquisitions of other companies or technologies, or any diversion of our management’s attention due to the foregoing, including risks related to our recent acquisition of Residential Mortgage Services Holdings, Inc.; the failure of the internal models that we use to manage risk and make business decisions to produce reliable or accurate results; the degree of business and financial risk associated with certain of our loans; any cybersecurity breaches or other attacks involving our computer systems or those of our third-party service providers; any changes in technology and consumer outreach techniques; our inability to secure additional capital, if needed, to operate and grow our business; the impact of operational risks, including employee or consumer fraud, the obligation to repurchase sold loans in the event of a documentation error, and data processing system failures and errors; any repurchase or indemnification obligations caused by the failure of the loans that we originate to meet certain criteria or characteristics; the seasonality of the mortgage origination industry; any failure to protect our brand and reputation; the risks associated with adverse weather conditions, and man-made or natural events, pandemics, terrorist attacks and the effects of climate change; any non-compliance with the complex laws and regulations governing our industry and the related costs associated with maintaining and monitoring compliance; any changes in the laws and regulations governing our industry that would require us to change our business practices, raise compliance costs or other costs of doing business; any failure to obtain and maintain the appropriate state licenses required for originating or servicing mortgages in such states; our exposure to additional income tax liabilities and changes in tax laws, or disagreements with the Internal Revenue Service regarding our tax positions; any failure to adequately protect our intellectual property and the costs of any potential intellectual property disputes; our control by, and any conflicts of interest with, McCarthy Capital Mortgage Investors, LLC; the risks related to our status as a “controlled company”; the significant influence on our business that members of our board and management team are able to exercise as stockholders; our dependence, as a holding company, upon distributions from Guild Mortgage Co. to meet our obligations; the risks related to our becoming a public company; the risks related to our Class A common stock and our dual class common stock structure; the identification of material weaknesses in our internal control over financial reporting; and the other risks, uncertainties and factors set forth under Item IA. – Risk Factors and all other disclosures appearing in Guild’s Annual Report on Form 10-K for the year ended December 31, 2020, as well as other documents Guild files from time to time with the Securities and Exchange Commission.

The foregoing factors should not be construed as exhaustive and should be read together with the other cautionary statements included in this press release. If one or more events related to these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may differ materially from what we anticipate. Many of the important factors that will determine these results are beyond our ability to control or predict. Accordingly, you should not place undue reliance on any such forward-looking statements.

Any forward-looking statement speaks only as of the date on which it is made, and, except as otherwise required by law, we undertake no obligation to update any forward-looking statement made in this press release to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, or investments we may make.

Non-GAAP Financial Measures

To supplement our financial statements presented in accordance with GAAP and to provide investors with additional information regarding our GAAP financial results, we disclose certain financial measures for our consolidated and operating segment results on both a GAAP and a non-GAAP (adjusted) basis. The non-GAAP financial measures disclosed should be viewed in addition to, and not as an alternative to, results prepared in accordance with GAAP. These non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similarly titled measures presented by other companies.
Adjusted Net Income. We define Adjusted Net Income as earnings attributable to Guild before the change in the fair value measurements related to our MSRs, contingent liabilities related to completed acquisitions due to changes in valuation assumptions, amortization of acquired intangible assets and stock-based compensation. We exclude these items because we believe they are non-cash expenses that are not reflective of our core operations or indicative of our ongoing operations. Adjusted Net Income is also adjusted by applying an implied tax effect to these adjustments. In addition we exclude the change in the fair value of MSRs due to changes in model inputs and assumptions from Adjusted Net Income and Adjusted EBITDA below because we believe this non-cash, non-realized adjustment to net revenues is not indicative of our operating performance or results of operations but rather reflects changes in model inputs and assumptions (e.g., prepayment speed, discount rate and cost to service assumptions) that impact the carrying value of the Company’s MSRs from period to period.
Adjusted Earnings Per Share. We define Adjusted Earnings Per Share as our adjusted net income divided by the basic weighted average shares outstanding of our Class A and Class B common stock.
Adjusted EBITDA. We define Adjusted EBITDA as earnings before interest (without adjustment for net warehouse interest related to loan fundings and payoff interest related to loan prepayments), taxes, depreciation and amortization and net income attributable to the non-controlling interest exclusive of any change in the fair value measurements of the MSRs due to valuation assumptions, contingent liabilities from business acquisitions and stock-based compensation. We exclude these items because we believe they are non-cash expenses that are not reflective of our core operations or indicative of our ongoing operations.

Adjusted Return on Equity. We define Adjusted Return on Equity as annualized Adjusted Net Income as a percentage of average beginning and ending stockholders’ equity during the period.
We use these non-GAAP financial measures to evaluate our operating performance, to establish budgets and to develop operational goals for managing our business. These non-GAAP financial measures are designed to evaluate operating results exclusive of fair value adjustments that are not indicative of management’s operating performance. Accordingly, we believe that these financial measures provide useful information to investors and others in understanding and evaluating our operating results, enhancing the overall understanding of our past performance and future prospects.
Our non-GAAP financial measures are not prepared in accordance with GAAP and should not be considered in isolation of, or as an alternative to, measures prepared in accordance with GAAP. There are a number of limitations related to the use of these non-GAAP financial measures rather than net income (loss) or net income (loss) attributable to Guild, which are the most directly comparable financial measure calculated and presented in accordance with GAAP for Adjusted Net Income and Adjusted EBITDA, and Return on Equity, which is the most directly comparable financial measure calculated and presented in accordance with GAAP for Adjusted Return on Equity. These limitations include that these non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles and many of the adjustments to the GAAP financial measures reflect the exclusion of items that are recurring and may be reflected in the Company’s financial results for the foreseeable future. In addition, other companies may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison.

For more information on these non-GAAP financial measures, please see the “GAAP to Non-GAAP Reconciliations” included at the end of this release.

Consolidated Balance Sheets
(unaudited)

(in thousands, except share and per share amounts)	December 31, 2021	December 31, 2020
Assets
Cash and cash equivalents	$243,108	$334,623
Restricted cash	5,012	5,010
Mortgage loans held for sale	2,204,216	2,368,777
Ginnie Mae loans subject to repurchase right	728,978	1,275,842
Accounts and interest receivable	68,359	43,390
Derivative assets	27,961	130,338
Mortgage servicing rights, net	675,340	446,998
Intangible assets, net	41,025	—
Goodwill	175,144	62,834
Other assets	214,061	150,275
Total assets	$4,383,204	$4,818,087
Liabilities and stockholders’ equity
Warehouse lines of credit	$1,927,478	$2,143,443
Notes payable	250,227	145,750
Ginnie Mae loans subject to repurchase right	729,260	1,277,026
Accounts payable and accrued expenses	56,836	41,074
Accrued compensation and benefits	75,079	106,313
Investor reserves	18,437	14,535
Income taxes payable	—	19,454
Contingent liabilities due to acquisitions	59,500	18,094
Derivative liabilities	2,079	38,270
Operating lease liabilities	97,836	94,891
Note due to related party	2,614	4,639
Deferred compensation plan	101,600	89,236
Deferred tax liabilities	142,245	89,370
Total liabilities	3,463,191	4,082,095
Commitments and contingencies
Stockholders’ equity
Preferred stock, $0.01 par value; 50,000,000 shares authorized; no shares issued and outstanding	—	—
Class A common stock, $0.01 par value; 250,000,000 shares authorized; 20,723,912 and 19,666,981 shares issued and outstanding at December 31, 2021 and December 31, 2020, respectively	207	197
Class B common stock, $0.01 par value; 100,000,000 shares authorized; 40,333,019 shares issued and outstanding at December 31, 2021 and 2020	403	403
Additional paid-in capital	42,175	18,035
Retained earnings	877,194	717,357
Non-controlling interest	34	—
Total stockholders' equity	920,013	735,992
Total liabilities and stockholders’ equity	$4,383,204	$4,818,087

Consolidated Statements of Income
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
(in thousands, except per share amounts)	2021	2020	2021	2020
Revenue
Loan origination fees and gain on sale of loans, net	$306,208	$461,569	$1,480,516	$1,759,871
Loan servicing and other fees	51,660	43,768	194,759	160,237
Valuation adjustment of mortgage servicing rights	(16,991)	(50,491)	(101,572)	(296,307)
Interest income	17,724	15,795	64,110	57,649
Interest expense	(15,560)	(17,239)	(61,590)	(60,168)
Other income, net	16	804	87	765
Net revenue	343,057	454,206	1,576,310	1,622,047
Expenses
Salaries, incentive compensation and benefits	249,609	303,300	1,019,790	953,758
General and administrative	7,758	26,501	91,291	101,948
Occupancy, equipment and communication	19,820	15,555	67,328	57,070
Depreciation and amortization	4,119	1,986	11,488	7,501
Provision for foreclosure losses	(212)	5,293	(518)	7,700
Total expenses	281,094	352,635	1,189,379	1,127,977
Income before income tax expense	61,963	101,571	386,931	494,070
Income tax expense	19,794	22,805	103,149	123,493
Net income	42,169	78,766	283,782	370,577
Net income attributable to non-controlling interest	9	—	9	—
Net income attributable to Guild	$42,160	$78,766	$283,773	$370,577

Net income per share attributable to Class A and Class B Common Stock:
Basic	$0.69	$1.31	$4.69	$6.18
Diluted	$0.69	$1.31	$4.67	$6.17
Weighted average shares outstanding of Class A and Class B Common Stock:
Basic	61,043	$60,000	60,511	$60,000
Diluted	61,530	$60,056	60,825	$60,056

Key Performance Indicators
Management reviews several key performance indicators to evaluate our business results, measure our performance and identify trends to inform our business decisions. Summary data for these key performance indicators is listed below.

	Three Months Ended December 31,		Year Ended December 31,
($ and units in thousands)	2021	2020	2021	2020
Origination Data
$ Total in-house origination(1)	$8,835,335	$10,580,192	$36,808,682	$35,185,528
# Total in-house origination	29	37	124	125
$ Retail in-house origination	8,510,077	10,300,437	35,732,380	34,277,631
# Retail in-house origination	27	36	119	121
$ Retail brokered origination(2)	45,204	24,080	110,101	80,368
Total originations	$8,880,539	$10,604,272	$36,918,783	$35,265,896
Gain on sale margin (bps)(3)	347	436	402	500
Pull-through adjusted locked volume(4)	7,780,120	9,566,774	35,537,505	39,200,359
Gain on sale margin on pull-through adjusted locked volume (bps)(5)	394	482	417	449
Refinance recapture rate(6)	61%	65%	63%	66%
Purchase origination %	62%	44%	55%	46%
Servicing Data
UPB (period end)(7)	$70,938,588	$59,969,653	$70,938,588	$59,969,653
_________________
(1)Includes retail and correspondent loans and excludes brokered loans.
(2)Brokered loans are defined as loans we originate in the retail channel that are processed by us but underwritten and closed by another lender. These loans are typically for products we choose not to offer in-house.
(3)Represents loan origination fees and gain on sale of loans, net divided by total in-house origination to derive basis points.
(4)Pull-through adjusted locked volume is equal to total locked volume multiplied by pull-through rates of 91.5% and 87.8% as of December 31, 2021 and 2020, respectively. We estimate the pull-through rate based on changes in pricing and actual borrower behavior using a historical analysis of loan closing data and “fallout” data with respect to the number of commitments that have historically remained unexercised.
(5)Represents loan origination fees and gain on sale of loans, net divided by pull-through adjusted locked volume.
(6)Refinance recapture rate is calculated as the total UPB of our clients that originated a new mortgage with us to refinance an existing mortgage in a given period, divided by the total UPB of our clients that paid off their existing mortgage and originated a new mortgage in the same period.
(7)Excludes subserviced portfolios of $844.6 million as of December 31, 2020. During 2021, we sold our subservicing portfolios.

GAAP to Non-GAAP Reconciliations
Reconciliation of Net Income Attributable to Guild to Adjusted Net Income
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
(in millions, except per share amounts)	2021	2020	2021	2020
Net income attributable to Guild	$42.2	$78.8	$283.8	$370.6
Net income attributable to non-controlling interest(1)	—	—	—	—
Net income	42.2	78.8	283.8	370.6
Add adjustments:
Change in fair value of MSRs due to model inputs and assumption	(16.8)	11.0	(49.4)	171.6
Change in fair value of contingent liabilities due to acquisitions	(13.6)	3.8	5.0	31.7
Amortization of acquired intangible assets	2.0	—	4.0	—
Stock-based compensation	1.4	1.0	6.0	1.0
Tax impact of adjustments(2)	7.2	(4.0)	9.2	(51.1)
Adjusted Net Income	$22.3	$90.7	$258.5	$523.8

Weighted average shares outstanding of Class A and Class B Common Stock	61	60	61	60
Earnings per share	$0.69	$1.31	$4.69	$6.18
Adjusted earnings per share	$0.37	$1.51	$4.27	$8.73
_________________
Amounts may not foot due to rounding.
(1)Net income attributable to non-controlling interest was $9 thousand for the three months ended and year ended December 31, 2021.
(2)Implied tax rate used was 26.7% and 25.0% for December 31, 2021 and 2020, respectively.
Reconciliation of Net Income to Adjusted EBITDA (unaudited)

	Three Months Ended December 31,		Year Ended December 31,
(in millions)	2021	2020	2021	2020
Net income	$42.2	$78.8	$283.8	$370.6
Add adjustments:
Interest expense on non-funding debt	1.6	2.1	6.2	8.4
Income tax expense	19.8	22.8	103.1	123.5
Depreciation and amortization	4.1	2.0	11.5	7.5
Change in fair value of MSRs due to model inputs and assumptions	(16.8)	11.0	(49.4)	171.6
Change in fair value of contingent liabilities due to acquisitions	(13.6)	3.8	5.0	31.7
Stock-based compensation	1.4	1.0	6.0	1.0
Adjusted EBITDA	$38.6	$121.5	$366.2	$714.3

Reconciliation of Return on Equity to Adjusted Return on Equity (unaudited)

	Three Months Ended December 31,		Year Ended December 31,
($ in millions)	2021	2020	2021	2020
Numerator: Adjusted Net Income	$22.3	$90.7	$258.5	$523.8
Denominator: Average stockholders’ equity	928.8	711.9	828.0	571.0
Adjusted Return on Equity	9.6%	50.9%	31.2%	91.7%
Return on Equity	18.2%	44.3%	34.3%	64.9%